EXHIBIT 10.8

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of _____________, 2008 (“Agreement”), by and among STACCATO ACQUISITION CORP., a Delaware corporation (“Company”), ERIC S. ROSENFLED, ROSENFELD 1991 CHILDREN’S TRUST, ARNAUD AJDLER, DAVID D. SGRO, GREGORY R. MONAHAN, DAVID L. MCAUSLAND, LOUIS LAPORTE, WILLIAM J. CATACOSINOS and JOEL M. GREENBLATT (collectively “Initial Stockholders”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated __________, 2008 (“Underwriting Agreement”), with EarlyBirdCapital, Inc. (“EBC”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 6,125,000 units (“Units”) of the Company, plus up to an additional 918,750 Units pursuant to an over-allotment option granted to the Underwriters. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated _________, 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-151642) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on ________, 2008 (“Effective Date”).

WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their Units of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Securities”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.  Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.  Deposit of Escrow Securities. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3.  Disbursement of the Escrow Securities.

3.1  The Escrow Agent shall hold the Escrow Securities until the date that is one year after the consummation of a Business Combination (as defined in the Company’s amended and restated certificate of incorporation) (“Escrow Period”), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder’s Escrow Securities (and any applicable stock power) to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities held pursuant to this agreement; provided, further, that if the Underwriters do not exercise their over-allotment option to purchase an additional 918,750 Units of the Company (as described in the Prospectus) in full, the Initial Stockholders agree that no later than by the end of the 45-day period in which the Underwriters may exercise their over-allotment option, the Company shall give the Escrow Agent written notice with respect to the amount, if any, of the over-allotment that was exercised by the Underwriters and, upon such notice, the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Securities and Escrow Warrants held by each Initial Stockholder determined by multiplying (a) the product of (i) 229,687, multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Securities held by each Initial Stockholder, and (y) the denominator of which is the total number of Escrow Securities, by (b) a fraction, (i) the numerator of which is 918,750 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 918,750; provided further, however, that if, after the Company consummates a Business Combination (as such term is defined in the Company’s amended and restated certificate of incorporation), (i) it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property or (ii) the last sales price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period after the consummation of the Business Combination, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman of the Board, President or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Securities to the Initial Stockholders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

3.2  If the Company consummates a Business Combination in which more than a total of 35% of the shares of Common Stock sold in the IPO are either (i) purchased by the Company prior to the consummation of such Business Combination or (ii) voted by the holders of such shares against a proposed Business Combination with a corresponding exercise of conversion rights and such Business Combination is consummated (each as described more fully in the Prospectus), the Escrow Agent shall, upon receipt of written instructions from the Company, return to the Company for cancellation the number of Escrow Securities which results in the Initial Stockholders collectively owning no more than 27.9% of the Company’s outstanding shares of Common Stock immediately prior to the consummation of such Business Combination (without giving effect to any shares of Common Stock that might be issued in connection with the Business Combination). Such instructions shall set forth both the aggregate number of shares of Common Stock that were purchased or are being converted into cash and the number of Escrow Securities to be delivered to the Company for cancellation.

4.  Rights of Initial Stockholders in Escrow Securities.

4.1  Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2  Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3  Restrictions on Transfer. During the escrow period, the only permitted transfers of the Escrow Securities will be (A) pledges to secure obligations incurred in connection with purchases of the Company’s securities or (B) transfers (i) to the Company’s officers and directors, (ii) to an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an Initial Stockholder’s immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of any Initial Stockholder or (v) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Securities.

4.4  Insider Letters. Each of the Initial Stockholders has executed a letter agreement with EBC and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

5.  Concerning the Escrow Agent.

5.1  Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2  Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3  Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4  Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5  Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6  Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7  Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8  Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in the Investment Management Trust Agreement dated as of the date hereof by and between the Company and the Escrow Agent, as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.  Miscellaneous.

6.1  Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

6.2  Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of EBC.

6.3  Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6  Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Staccato Acquisition Corp.
825 Third Avenue, 40th Floor
New York, New York 10022
Attn: Eric S. Rosenfeld

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:

A copy of any notice sent hereunder shall be sent to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn:  David Alan Miller, Esq.

and:

EarlyBirdCapital, Inc.
275 Madison Avenue
New York, New York 10016
Attn:  Steven Levine

and:

Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
Attn: Robert H. Cohen, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7  Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8  Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

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WITNESS the execution of this Agreement as of the date first above written.

STACCATO ACQUISITION CORP.

By: __________________________
Name:
Title:

INITIAL STOCKHOLDERS:

ROSENFELD 1991 CHILDREN’S TRUST

By: ______________________________
Name:
Title:

______________________________
ERIC S. ROSENFLED

______________________________
ARNAUD AJDLER

______________________________
DAVID D. SGRO

______________________________
GREGORY R. MONAHAN

______________________________
DAVID L. MCAUSLAND

______________________________
LOUIS LAPORTE

______________________________
WILLIAM J. CATACOSINOS

______________________________
JOEL M. GREENBLATT

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:________________________________
Name:
Title:

EXHIBIT A

Name and Address of Initial Stockholder	Number of Escrow Securities	Unit Certificate Number	Date of Insider Letter

Eric S. Rosenfeld 825 Third Avenue, 40th Floor New York, New York 10022	1,008,749	1	_________, 2008

Rosenfeld 1991 Children’s Trust c/o Eric S. Rosenfeld 825 Third Avenue, 40th Floor New York, New York 10022	250,000	2	_________, 2008

Arnaud Ajdler 825 Third Avenue, 40th Floor New York, New York 10022	176,094	3	_________, 2008

David D. Sgro 825 Third Avenue, 40th Floor New York, New York 10022	88,047	4	_________, 2008

Gregory R. Monahan 825 Third Avenue, 40th Floor New York, New York 10022	88,047	5	_________, 2008

David L. McAusland 825 Third Avenue, 40th Floor New York, New York 10022	37,500	6	_________, 2008

Louis Laporte 825 Third Avenue, 40th Floor New York, New York 10022	37,500	7	_________, 2008

William J. Catacosinos 825 Third Avenue, 40th Floor New York, New York 10022	37,500	8	_________, 2008

Joel M. Greenblatt 825 Third Avenue, 40th Floor New York, New York 10022	37,500	9	_________, 2008